Exhibit 10.11.2

                                  AMENDMENT TO THE
                            ANNTAYLOR STORES CORPORATION
                             DEFERRED COMPENSATION PLAN




      Effective as of January 1, 2002, the last sentence of Section 6 of the Plan is hereby amended (the "AMENDMENT") to read in its entirety as follows:
                             ---------

      "A Participant's Deferred Compensation Account will be credited quarterly on the last day of each calendar quarter with any amount representing interest at an annual rate equal to the one-year Treasury constant maturity rate determined as of the first day of each Plan Year, plus two percentage points."